UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 18, 2008
(June 12, 2008)
Date of report
(Date of earliest event reported)

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)   In a Form 8-K and related press release on June 11, 2008, United Fuel & Energy Corporation previously announced the resignation of Charles McArthur as President, Chief Executive Officer, and a director of United Fuel, effective June 10, 2008. On June 12, 2008, United Fuel and Mr. McArthur entered into a Separation Agreement and Release of All Claims. The following description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. Pursuant to the Separation Agreement, Mr. McArthur will remain an employee of United Fuel and continue to be paid his current annual base salary of $325,000 until August 31, 2008, on which date Mr. McArthur’s Amended and Restated Executive Employment Agreement will terminate. However, Mr. McArthur will remain bound by the provisions of the Employment Agreement regarding non-competition and non-solicitation of United Fuel’s customers and employees. In addition, United Fuel’s indemnity obligations under the Employment Agreement and Mr. McArthur’s Indemnity Agreement will remain in effect. Following termination of the Employment Agreement, United Fuel will pay Mr. McArthur a separation payment in the amount of $433,333, less applicable payroll deductions and withholding, in 32 semi-monthly installments beginning in September 2008 and ending in December 2009. United Fuel will pay Mr. McArthur’s health insurance premiums for July 2008 through December 2009 should Mr. McArthur make a timely election for COBRA continuation health coverage. United Fuel will also pay Mr. McArthur’s life insurance premiums for the same period of time. Upon termination of the Employment Agreement, all of Mr. McArthur’s stock options and grants granted by United Fuel will become fully vested and exercisable, and such options will remain exercisable until January 3, 2011. The Separation Agreement contains customary provisions providing for the mutual release of claims by Mr. McArthur and United Fuel.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

Exhibit 10.1	Separation Agreement and Release of All Claims, dated as of June 12, 2008, between Charles McArthur and United Fuel & Energy Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: June 18, 2008	By:	/s/ Lyndon James
Lyndon James
Interim Chief Financial Officer and Vice President